Exhibit 8.1

Name of the entity	Date of incorporation or acquisition (*)		Country of incorporation	Group shareholding (%)
Rezolve Taiwan Inc.	November 9, 2000		Taiwan	100%
Rezolve Technology (India) Private Limited	March 19, 2021		India	100%
Rezolve Mobile Commerce Inc.	April 20, 2016		United States of America	100%
Rezolve Technology S.L.	August 25, 2020		Spain	100%
Rezolve AI IP Holdings Limited	December 19, 2024		United Kingdom	100%
Rezolve Ai Finance LLC	February 12, 2025		United States of America	100%
Rezolve Ai Finance Holdings LLC	February 12, 2025		United States of America	100%
Armada Acquisition Corp. I	August 15, 2024		United States of America	100%
GroupBy Inc.	March 25, 2025	*	Canada	100%
GroupBy International Ltd	March 25, 2025	*	Canada	100%
GroupBy USA Inc.	March 25, 2025	*	United States of America	100%
GroupBy UK Ltd	March 25, 2025	*	United Kingdom	100%
Bluedot Industries Pty. Ltd	March 17, 2025	*	Australia	100%
Bluedot Industries, Inc.	March 17, 2025	*	United States of America	100%
Bluedot Innovation Pty. Ltd	February 20, 2025	*	Australia	100%
Prediqt Business Solutions Private Limited	June 2, 2025	*	India	100%
Mpower Plus Global Limited	May 31, 2025	*	United Kingdom	100%
Mpower Plus Poland SP Z o.o	May 31, 2025	*	Poland	100%
Mpower Plus France SARL	May 31, 2025	*	France	100%
Mpower Plus B.V.	May 31, 2025	*	Netherlands	100%
Mpower PLUS Global PTE. Ltd.	May 31, 2025	*	Singapore	100%
Mpower Plus Hungary KFT	May 31, 2025	*	Hungary	100%
MPower Plus BVBA	May 31, 2025	*	Belgium	100%
MPower Plus Deutschland GmbH	May 31, 2025	*	Germany	100%
MPower Plus Global Malaysia SDN BHD	May 31, 2025	*	Malaysia	100%
MP PLUS RM S.R.L	May 31, 2025	*	Romania	100%
Visenze Pte. Ltd.	August 15, 2025	*	Singapore	100%
Visenze Inc.	August 15, 2025	*	United States of America	100%
Visenze Technology (Beijing) Co., Ltd	August 15, 2025	*	China	100%
Subsquid Labs GmbH	October 9, 2025	*	Switzerland	100%
Scale Up Commerce Ltd.	October 29, 2025	*	United Kingdom	100%
Crownpeak Intermediate Holdings, Inc.	December 1, 2025	*	United States of America	100%
Crownpeak Technology, Inc.	December 1, 2025	*	United States of America	100%
Magus Research Limited	December 1, 2025	*	United Kingdom	100%
Evidon, Inc.	December 1, 2025	*	United States of America	100%
e-Spirit Inc.	December 1, 2025	*	United States of America	100%
Crownpeak Technology,GmbH.	December 1, 2025	*	Germany	100%
Ilumino, LLC	December 1, 2025	*	United States of America	100%
Aegean Bidco Limited	December 1, 2025	*	United Kingdom	100%
ATTRAQT Group Limited	December 1, 2025	*	United Kingdom	100%
ATTRAQT Limited	December 1, 2025	*	United Kingdom	100%
ATTRAQT, Inc.	December 1, 2025	*	United States of America	100%
Early Birds SAS	December 1, 2025	*	France	100%
Fredhopper B.V.	December 1, 2025	*	Netherlands	100%
Spring Technologies EOOD	December 1, 2025	*	Bulgaria	100%
Fredhopper (Australia) Pyt Ltd.	December 1, 2025	*	Australia	100%
Fredhopper GmbH	December 1, 2025	*	Germany	100%
Fredhopper SARL	December 1, 2025	*	France	100%
Techouts Inc.	December 1, 2025	*	United States of America	100%
Techouts Solutions India Private Limited	December 1, 2025	*	India	100%